TIDAL ETF TRUST 485BPOS

Exhibit 99.(j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 136 and Amendment No. 137, to the Registration Statement on Form N-1A of SoFi Smart Energy ETF, a series of Tidal ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 9, 2022